Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FOURTH QUARTER AND FISCAL 2017 EARNINGS AND INCREASES QUARTERLY DIVIDEND TO $0.125 PER SHARE

ARLINGTON, Texas (Business Wire) - November 9, 2017
Fiscal 2017 Fourth Quarter Highlights - comparisons to the prior year quarter

•	Net income increased 10% to $313.2 million or $0.82 per diluted share

•	Consolidated pre-tax income increased 12% to $485.5 million

•	Consolidated pre-tax profit margin improved 10 basis points to 11.7%

•	Homes closed increased 7% to 13,165 homes and 11% in value to $4.0 billion

•	Net sales orders increased 18% to 10,333 homes and 19% in value to $3.1 billion

Fiscal 2017 Highlights - comparisons to the prior year

•	Net income increased 17% to $1.0 billion or $2.74 per diluted share

•	Consolidated pre-tax income increased 18% to $1.6 billion

•	Consolidated pre-tax profit margin improved 30 basis points to 11.4%

•	Homes closed increased 14% to 45,751 homes and 16% in value to $13.7 billion

•	Net sales orders increased 14% to 46,605 homes and 16% in value to $13.9 billion

•	Homes in inventory increased 13% to 26,200 homes

•	Book value per common share increased 13% to $20.66

•	Homebuilding return on inventory improved 120 basis points to 16.6%

•	Net cash provided by operations was $435.1 million

D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income for the fourth fiscal quarter increased 10% to $313.2 million, or $0.82 per diluted share, compared to $283.6 million, or $0.75 per diluted share, in the same quarter of fiscal 2016. Homebuilding revenue for the fourth quarter of fiscal 2017 increased 11% to $4.1 billion from $3.7 billion in the same quarter of 2016. Homes closed in the quarter increased 7% to 13,165 homes, compared to 12,247 homes in the same quarter of fiscal 2016.

For the fiscal year ended September 30, 2017, the Company's net income increased 17% to $1.0 billion, or $2.74 per diluted share, compared to $886.3 million, or $2.36 per diluted share, in fiscal 2016. Homebuilding revenue for the fiscal year ended September 30, 2017 increased 16% to $13.7 billion from $11.9 billion in fiscal 2016. Homes closed in fiscal 2017 increased 14% to 45,751 homes, compared to 40,309 homes in fiscal 2016.

Net sales orders for the fourth quarter ended September 30, 2017 increased 18% to 10,333 homes from 8,744 homes in the year-ago quarter, and the value of net sales orders increased 19% to $3.1 billion from $2.6 billion. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the fourth quarter of fiscal 2017 was 25%. Net sales orders for the fiscal year ended September 30, 2017 increased 14% to 46,605 homes from 40,814 homes in fiscal 2016, and the value of net sales orders increased 16% to $13.9 billion from $12.0 billion. The Company's cancellation rate for fiscal 2017 was 22%. The Company's sales order backlog of homes under contract at September 30, 2017 increased 7% to 12,329 homes and 8% in value to $3.7 billion compared to 11,475 homes and $3.4 billion at September 30, 2016.

Homes in inventory at September 30, 2017 increased 13% to 26,200 homes compared to 23,100 homes at September 30, 2016. The Company's land and lot portfolio at September 30, 2017 consisted of 249,000 lots, of which 50% were owned and 50% were controlled through option contracts, compared to 205,000 lots at September 30, 2016, of which 55% were owned and 45% were controlled through option contracts.

The Company's homebuilding return on inventory (ROI) improved 120 basis points to 16.6% in fiscal 2017 from 15.4% in fiscal 2016. Homebuilding ROI is calculated as homebuilding pre-tax income for the year divided by average inventory. Average inventory in the ROI calculation is the sum of ending inventory balances for the trailing five quarters divided by five.

Net cash provided by operations for fiscal 2017 was $435.1 million, and the Company ended the year with $973.0 million of homebuilding unrestricted cash and homebuilding debt to total capital of 24.0%. Homebuilding debt to capital consists of homebuilding notes payable divided by total equity plus homebuilding notes payable.

Donald R. Horton, Chairman of the Board, said, “With 45,751 homes closed in fiscal 2017, D.R. Horton completed its 16th year in a row as the largest homebuilder by volume in the United States. We generated positive cash flows from operations for a third consecutive year while growing both our revenues and pre-tax profits at a double-digit pace. Our consolidated pre-tax income increased 18% to $1.6 billion on revenues of $14.1 billion, and our consolidated pre-tax profit margin improved 30 basis points to 11.4%. Our homebuilding return on inventory improved 120 basis points from a year ago to 16.6%. Cash flow provided by operations was $435.1 million in fiscal 2017, totaling $1.8 billion for the past three fiscal years.

"These results reflect the strength of our experienced operational teams, industry-leading market share, broad geographic footprint and diverse product offerings across our D.R. Horton, Emerald Homes, Express Homes and Freedom Homes brands. We remain focused on growing our revenues and pre-tax profits at a double-digit annual pace, while continuing to generate positive annual cash flows and improved returns. With 26,200 homes in inventory at the end of the year, 249,000 lots owned and controlled, and positive sales trends in October, we are excited and well-positioned for continued strong performance in 2018 as we celebrate our 40th anniversary year."

Dividend
The Company has declared a quarterly cash dividend of $0.125 per common share, an increase of 25% compared to its most recent dividend paid. The dividend is payable on December 15, 2017 to stockholders of record on December 1, 2017.

Guidance
D.R. Horton updates its previously issued fiscal 2018 guidance and provides additional guidance for fiscal 2018 including:

•	Consolidated pre-tax profit margin of 11.5% to 11.7%

•	Consolidated revenues of $15.5 billion to $16.3 billion

•	Homes closed between 50,500 homes and 52,500 homes

•	Home sales gross margin around 20%, with potential quarterly fluctuations that may range from 19% to 21%

•	Homebuilding SG&A expense as a percentage of homebuilding revenues around 8.7%

•	Financial services pre-tax profit margin of 30% to 32%

•	Income tax rate of approximately 35.2%

•	Diluted share count increase of less than 1%

•	Cash flow from operations (excluding impact of Forestar) of at least $500 million
The Company's guidance for fiscal 2018 excludes any impact from the Forestar acquisition and operations, which is not expected to have a material impact on D.R. Horton's earnings in fiscal 2018.

Forestar Acquisition
On October 5, 2017, the Company acquired 75% of the outstanding shares of Forestar Group Inc. (Forestar) for $558.3 million in cash, pursuant to the terms of the June 2017 merger agreement. Forestar is and will continue to be a publicly-traded residential and real estate development company with operations currently in 14 markets and 10 states, where it owns, directly or through joint ventures, interests in 44 residential and mixed-use projects.

D.R. Horton's alignment with Forestar advances the Company’s strategy of increasing its access to high-quality optioned land and lot positions to enhance operational efficiency and returns. Both companies are identifying land development opportunities to expand Forestar’s platform, and D.R. Horton plans to acquire a large portion of Forestar's finished lots in accordance with the master supply agreement between the two companies. As the controlling shareholder of Forestar, the Company will have significant influence in guiding the strategic direction and driving the operational execution necessary to increase the future value potential of Forestar.

The Company will provide an update on the integration progress with Forestar on its conference call today, along with an outline and timeline for future public reporting of Forestar's financial results and guidance.

Conference Call and Webcast Details
The Company will host a conference call today (Thursday, November 9th) at 8:30 a.m. Eastern time. The dial-in number is 877-407-8033, and the call will also be webcast from the Company's website at investor.drhorton.com.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States for sixteen consecutive years. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 79 markets in 26 states across the United States and closed 45,751 homes during its fiscal year ended September 30, 2017. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Emerald Homes, Express Homes and Freedom Homes with sales prices ranging from $100,000 to over $1,000,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that we remain focused on growing our revenues and pre-tax profits at a double-digit annual pace, while continuing to generate positive annual cash flows and improved returns; with 26,200 homes in inventory at the end of the year, 249,000 lots owned and controlled, and positive sales trends in October, we are excited and well-positioned for continued strong performance in 2018 as we celebrate our 40th anniversary year; and all guidance set forth under the guidance header. The forward-looking statements also include that Forestar is and will continue to be a publicly-traded residential and real estate development company; D.R. Horton's alignment with Forestar advances the Company's strategy of increasing its access to high-quality optioned land and lot positions to enhance operational efficiency and returns; both companies are identifying land development opportunities to expand Forestar’s platform, and D.R. Horton plans to acquire a large portion of Forestar's finished lots in accordance with the master supply agreement between the two companies; and as the controlling shareholder of Forestar, the Company will have significant influence in guiding the strategic direction and driving the operational execution necessary to increase the future value potential of Forestar.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the cyclical nature of the homebuilding industry and changes in economic, real estate and other conditions; constriction of the credit markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land and lot inventory; our ability to effect our growth strategies, acquisitions or investments successfully; home warranty and construction defect claims; the effects of a health and safety incident; the effects of negative publicity; supply shortages and other risks of acquiring land, building materials and skilled labor; the impact of an inflationary, deflationary or higher interest rate environment; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulations on our financial services operations; our significant debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within the homebuilding and financial services industries; the effects of the loss of key personnel; and information technology failures and data security breaches. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and our most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Vice President of Investor Relations
InvestorRelations@drhorton.com

D.R. HORTON, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,
	2017	2016
	(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$973.0	$1,271.8
Restricted cash	9.3	9.5
Inventories:
Construction in progress and finished homes	4,606.0	4,034.7
Residential land and lots — developed and under development	4,519.7	4,135.2
Land held for development	101.0	137.8
Land held for sale	10.4	33.2
	9,237.1	8,340.9
Deferred income taxes, net of valuation allowance of $11.2 million and $10.3 million at September 30, 2017 and 2016, respectively	365.0	476.3
Property and equipment, net	194.4	139.5
Other assets	518.7	456.2
Goodwill	80.0	80.0
	11,377.5	10,774.2
Financial Services and Other:
Cash and cash equivalents	34.8	31.4
Mortgage loans held for sale	587.3	654.0
Property and equipment, net	130.6	55.9
Other assets	54.4	43.4
	807.1	784.7
Total assets	$12,184.6	$11,558.9
LIABILITIES
Homebuilding:
Accounts payable	$575.6	$537.0
Accrued expenses and other liabilities	933.1	917.1
Notes payable	2,451.6	2,798.3
	3,960.3	4,252.4
Financial Services and Other:
Accounts payable and other liabilities	56.7	40.5
Mortgage repurchase facility	420.0	473.0
	476.7	513.5
Total liabilities	4,437.0	4,765.9
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 384,036,150 shares issued and 374,986,079 shares outstanding at September 30, 2017 and 380,123,258 shares issued and 372,923,187 shares outstanding at September 30, 2016	3.8	3.8
Additional paid-in capital	2,992.2	2,865.8
Retained earnings	4,946.0	4,057.2
Treasury stock, 9,050,071 shares and 7,200,071 shares at September 30, 2017 and 2016, respectively, at cost	(194.9)	(134.3)
Stockholders’ equity	7,747.1	6,792.5
Noncontrolling interests	0.5	0.5
Total equity	7,747.6	6,793.0
Total liabilities and equity	$12,184.6	$11,558.9

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2017	2016	2017	2016
	(In millions, except per share data)
Homebuilding:
Revenues:
Home sales	$4,035.1	$3,637.5	$13,653.2	$11,783.1
Land/lot sales and other	31.4	13.5	88.3	78.7
	4,066.5	3,651.0	13,741.5	11,861.8
Cost of sales:
Home sales	3,214.0	2,890.9	10,927.8	9,403.0
Land/lot sales and other	29.6	12.1	74.8	68.2
Inventory and land option charges	20.4	15.4	40.2	31.4
	3,264.0	2,918.4	11,042.8	9,502.6
Gross profit:
Home sales	821.1	746.6	2,725.4	2,380.1
Land/lot sales and other	1.8	1.4	13.5	10.5
Inventory and land option charges	(20.4)	(15.4)	(40.2)	(31.4)
	802.5	732.6	2,698.7	2,359.2
Selling, general and administrative expense	348.0	321.9	1,220.4	1,100.3
Goodwill impairment	—	7.2	—	7.2
Other (income) expense	(3.3)	(1.5)	(11.0)	(12.7)
Homebuilding pre-tax income	457.8	405.0	1,489.3	1,264.4
Financial Services and Other:
Revenues	92.6	90.3	349.5	295.6
General and administrative expense	68.1	63.0	251.2	220.0
Interest and other (income) expense	(3.2)	(0.7)	(14.5)	(13.5)
Financial services and other pre-tax income	27.7	28.0	112.8	89.1
Income before income taxes	485.5	433.0	1,602.1	1,353.5
Income tax expense	172.3	149.4	563.7	467.2
Net income	$313.2	$283.6	$1,038.4	$886.3
Basic:
Net income per share	$0.84	$0.76	$2.77	$2.39
Weighted average number of common shares	374.7	372.8	374.3	371.0
Diluted:
Net income per share	$0.82	$0.75	$2.74	$2.36
Adjusted weighted average number of common shares	380.0	377.3	378.9	375.1
Other Consolidated Financial Data:
Interest charged to cost of sales	$41.9	$49.7	$152.6	$169.1
Depreciation and amortization	$14.3	$19.6	$54.7	$61.0
Interest incurred	$29.9	$34.3	$129.3	$152.3

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Fiscal Year Ended September 30,
	2017	2016
	(In millions)
OPERATING ACTIVITIES
Net income	$1,038.4	$886.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54.7	61.0
Amortization of discounts and fees	5.0	5.4
Stock-based compensation expense	59.2	49.0
Excess income tax benefit from employee stock awards	(14.3)	(10.0)
Deferred income taxes	110.8	75.3
Inventory and land option charges	40.2	31.4
Gain on sale of debt securities collateralized by residential real estate	—	(4.5)
Goodwill impairment	—	7.2
Changes in operating assets and liabilities:
Increase in construction in progress and finished homes	(584.4)	(496.2)
Increase in residential land and lots – developed, under development, held for development and held for sale	(362.3)	(10.3)
Increase in other assets	(63.7)	(16.3)
Decrease (increase) in mortgage loans held for sale	67.6	(12.4)
Increase in accounts payable, accrued expenses and other liabilities	83.9	52.1
Net cash provided by operating activities	435.1	618.0
INVESTING ACTIVITIES
Expenditures for property and equipment	(157.3)	(86.1)
(Increase) decrease in restricted cash	(7.0)	0.2
Net principal decrease of other mortgage loans and real estate owned	6.2	19.7
(Purchases of) proceeds from debt securities collateralized by residential real estate	(8.8)	35.8
Payments related to acquisition of a business	(4.1)	(82.2)
Net cash used in investing activities	(171.0)	(112.6)
FINANCING ACTIVITIES
Proceeds from notes payable	835.0	—
Repayment of notes payable	(1,245.3)	(549.7)
Proceeds from stock associated with certain employee benefit plans	46.7	72.4
Excess income tax benefit from employee stock awards	14.3	10.0
Cash dividends paid	(149.6)	(118.7)
Repurchases of common stock	(60.6)	—
Net cash used in financing activities	(559.5)	(586.0)
DECREASE IN CASH AND CASH EQUIVALENTS	(295.4)	(80.6)
Cash and cash equivalents at beginning of year	1,303.2	1,383.8
Cash and cash equivalents at end of year	$1,007.8	$1,303.2

D.R. HORTON, INC.
($’s in millions)

NET SALES ORDERS
	Three Months Ended September 30,				Fiscal Year Ended September 30,
	2017		2016		2017		2016
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	1,460	$411.0	1,160	$324.3	6,039	$1,708.9	4,944	$1,388.5
Midwest	378	152.3	394	151.4	1,841	722.6	1,766	669.2
Southeast	3,556	925.7	2,953	778.5	15,575	4,068.9	13,616	3,547.3
South Central	2,516	630.1	2,344	581.8	13,374	3,339.1	12,433	3,045.4
Southwest	674	154.3	409	95.1	2,693	620.5	1,761	409.0
West	1,749	842.7	1,484	690.1	7,083	3,481.2	6,294	2,940.8
	10,333	$3,116.1	8,744	$2,621.2	46,605	$13,941.2	40,814	$12,000.2

HOMES CLOSED
	Three Months Ended September 30,				Fiscal Year Ended September 30,
	2017		2016		2017		2016
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	1,710	$478.7	1,558	$446.7	5,796	$1,639.1	5,126	$1,431.0
Midwest	552	214.5	499	186.4	1,892	734.1	1,708	651.7
Southeast	4,209	1,098.4	3,993	1,025.9	15,571	4,085.7	13,303	3,459.3
South Central	3,497	880.6	3,552	871.2	13,258	3,339.1	12,249	2,978.5
Southwest	861	194.5	619	141.4	2,505	578.5	1,703	388.1
West	2,336	1,168.4	2,026	965.9	6,729	3,276.7	6,220	2,874.5
	13,165	$4,035.1	12,247	$3,637.5	45,751	$13,653.2	40,309	$11,783.1

SALES ORDER BACKLOG
	As of September 30,
	2017		2016
	Homes	Value	Homes	Value
East	1,544	$452.8	1,301	$383.0
Midwest	419	172.5	470	184.0
Southeast	4,057	1,104.9	4,053	1,121.7
South Central	3,956	1,018.1	3,840	1,018.1
Southwest	843	192.7	655	150.7
West	1,510	785.0	1,156	580.5
	12,329	$3,726.0	11,475	$3,438.0